CONFIDENTIAL, WITHOUT PREJUDICE & NOT TO BE USED IN COURT

AMENDMENT TO TERMINATION AGREEMENT

between

Invacare International GmbH, Benkenstrasse 260, 4108 Witterswil, Switzerland
(the "Company")
and

Ralf Ledda, Helsinkistrasse 7, 4142 Münchenstein, Switzerland

(the "Employee")

(each individually a "Party" and collectively the "Parties")

Preamble

The Parties entered into a Termination Agreement dated Feb 27/ March 1, 2022 (the "Termination Agreement") to amicably settle all aspects of the Employee’s employment and the termination thereof effective September 30, 2022.

Employee informed Company of his desire to start a new employment contract as the CEO of Auxillium, which is a Competitor within the scope of the Non-Competition provisions in Annex paragraph 2 of the Termination Agreement.

The Company is willing to enter into this this amendment (the “Amendment”) to modify the Termination Agreement to enable Employee to work for Auxillium, in accordance with the terms of this Amendment.

Terms that are defined in the Termination Agreement are used in this Amendment with the same meaning, unless otherwise defined herein.

The Parties agree as follows:

1.Non-Competition Waiver

The Company hereby agrees to waive the restrictions of clause 2 of the Annex to the Termination Agreement solely with respect to Employee becoming employed by Auxillium beginning on October 1, 2022. In consideration of the Company’s waiver, the Parties agree to delete clause 8.2 of the Termination Agreement to cancel the Employee’s right to be paid any compensation during the Restricted Period.

2.Non-Recruitment and Non-Sollicitation
1.The Parties agree that the employee stays obliged to respect and honor the Non-Recruitment and Non-Solicitation obligations in clauses 3 and 4 of the Annex to the Termination Agreement during the Restricted Period.

3.Final provisions
1.All other terms and conditions described in the original Termination Agreement remains unchanged.

2.This Agreement shall in all respects be governed by and construed in accordance with the substantive Swiss law.

4.Signatures

Place, Date:    Witterswil, 15 July 2022

Invacare International GmbH

/s/Cintia Ferreira
[Name]    Cintia Ferreira
[Function]    VP HR EMEA

Place, Date:    Minchenstein, 15 July2022

/s/Ralf Ledda
Ralf Ledda
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